Exhibit 99.1

The Container Store Group, Inc. Announces Second Quarter Fiscal 2019 Financial Results

Comparable Store Sales up 5.4%;  Consolidated Net Sales up 5.3%

EPS of $0.08 vs $0.07 in Q218; Adjusted EPS of $0.08 vs. $0.10 in Q218

Results include approximately $3.4 million, or $0.05 per share, in New Distribution Center and Marketing Investments

Second Distribution Center On Time and On Budget; Product Receipts and Outbound Flows On Plan

Updates Fiscal 2019 Outlook

Coppell, TX — October 29, 2019 — The Container Store Group, Inc. (NYSE: TCS) (the “Company”), today announced financial results for the second quarter of fiscal 2019 ended September 28, 2019.

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Consolidated net sales were $236.4 million, up 5.3%.  Net sales in The Container Store retail business (“TCS”)  were $221.2 million, up 5.9%.  Elfa International AB (“Elfa”) third-party net sales were $15.2 million, down 2.6% due to foreign currency translation.

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Comparable store sales increased 5.4%, with Custom Closets up 9.3%, contributing 420 basis points of the increase in comparable store sales, and all other product categories up 2.2%  contributing the remaining 120 basis points.

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Consolidated net income and net income per share (“EPS”) was $3.6 million and $0.08 compared to net income of $3.2 million and $0.07, respectively, in the second quarter of fiscal 2018.  Adjusted net income per share (“Adjusted EPS”) was $0.08 compared to $0.10 in the second quarter of fiscal 2018 (see Reconciliation of GAAP to Non-GAAP Financial Measures table). Second quarter fiscal 2019 Consolidated and Adjusted EPS includes $0.05 per share in investments related to the second distribution center and incremental Custom Closets marketing investments.

Melissa Reiff, Chief Executive Officer commented, “It was a solid second quarter during which we continued to make good progress against all of our key strategic priorities. The work we have been doing across stores, merchandising, marketing, technology and infrastructure is having a positive impact and driving our financial performance.”

Ms. Reiff continued, “The newness across our Custom Closets and other product categories is resonating with our customers, as is our refreshed marketing and merchandising, and we have multiple store tests that are generating encouraging early results that we intend to incorporate into our go-forward store growth plans. Additionally, our new distribution center is proceeding on plan and on budget, and we have successfully received initial inventory to stock the facility, as well as commenced outbound shipments to stores and customers. All of this work positions us well to capitalize on the many opportunities that lie ahead, including an estimated $6 billion total addressable market for Custom Closets and substantial whitespace for store growth beyond our current base of 93 stores.”

Second Quarter Fiscal 2019 Results

For the second quarter (thirteen weeks) ended September 28, 2019:

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Consolidated net sales were $236.4 million, up 5.3% as compared to the second quarter of fiscal 2018. Net sales at TCS were $221.2 million, up 5.9%,  driven by an increase in comparable store sales of 5.4%, combined with incremental sales from new stores. Elfa third-party net sales were $15.2 million, down 2.6% compared to the second quarter of fiscal 2018 due to the negative impact of foreign currency translation during the quarter.

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Consolidated gross margin was 57.9%, a decrease of 30 basis points, compared to the second quarter of fiscal 2018. TCS gross margin decreased 80  basis points to 57.0%,  primarily due to successful marketing and merchandising campaigns that drove a higher mix of lower margin product and service sales in the second quarter of fiscal 2019. The decrease was partially offset by improvement in foreign currency translation.  Elfa gross margin increased 110 basis points primarily due to production efficiencies partially offset by higher direct materials costs attributable to higher raw material prices associated with a weaker Swedish krona.

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Consolidated selling, general and administrative expenses (“SG&A”) increased by 7.9% to $114.0 million in the second quarter of fiscal 2019 from $105.7 million in the second quarter of fiscal 2018. SG&A as a percentage of net sales increased 110 basis points primarily due to incremental Custom Closets marketing expenses, as well as increased healthcare and real estate property tax expenses, partially offset by ongoing savings and efficiency efforts.

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Pre-opening costs increased to $2.3 million in the second quarter of fiscal 2019 as compared to $0.9 million in the second quarter of fiscal 2018. The increase is primarily due to $1.7 million of costs associated with the opening of the second distribution center. The company opened one new store in each of the second quarters of fiscal 2019 and fiscal 2018.

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Consolidated net interest expense decreased 26.8% to $5.4 million in the second quarter of fiscal 2019 from $7.4 million in the second quarter of fiscal 2018. In September 2018, the Company amended its Senior Secured Term Loan Facility (the “Term Loan Amendment”), which decreased the applicable interest rate margins.

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The effective tax rate was 26.8%, as compared to 30.4% in the second quarter of fiscal 2018. The decrease in the effective tax rate is primarily due to the Company’s jurisdictional mix of income and additional tax deductions related to stock-based compensation.

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Net income was $3.6 million, or $0.08 per share, in the second quarter of fiscal 2019 compared to net income of $3.2 million, or $0.07 per share in the second quarter of fiscal 2018. Adjusted net income was $3.9 million, or $0.08 per share, in the second quarter of fiscal 2019 compared to adjusted net income of $4.7 million, or $0.10 per share in the second quarter of fiscal 2018 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

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Adjusted EBITDA (see Reconciliation of GAAP to Non-GAAP Financial Measures table) was $22.4 million in the second quarter of fiscal 2019 compared to $24.3 million in the second quarter of fiscal 2018. The decrease in Adjusted EBITDA was primarily due to incremental Custom Closets marketing expenses incurred in the second quarter of fiscal 2019.

For the year-to-date (twenty-six weeks) ended September 28, 2019:

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Consolidated net sales were $446.0 million, up 6.1% as compared to the first half of fiscal 2018. Net sales at TCS were $416.3 million, up 7.0%,  compared to the first half of fiscal 2018, with the increase driven by a comparable store sales increase of 6.5%, as well as incremental sales from new stores. Elfa third-party net sales were $29.7 million, down 5.1% compared to the first half of fiscal 2018, due to the negative impact of foreign currency translation.

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Consolidated gross margin was 57.5%, a decrease of 90 basis points compared to the first half of fiscal 2018. TCS gross margin decreased 70 basis points to 57.2%,  primarily due to successful marketing and merchandising campaigns that drove a higher mix of lower margin product and service sales. The decrease was partially offset by improvement in foreign currency translation.  Elfa gross margin increased 10 basis points primarily due to production efficiencies, partially offset by higher direct materials costs attributable to higher raw material prices associated with a weaker Swedish krona.

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Consolidated SG&A increased by 4.7% to $222.3 million from $212.3 million in the first half of fiscal 2018. SG&A as a percentage of net sales decreased 60 basis points. This was primarily due to Optimization Plan expenses incurred in the prior year that were not incurred in the first half of fiscal 2019,  partially offset by increased Custom Closets marketing expenses, as well as increased real  estate property taxes and healthcare expenses.

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Pre-opening costs increased to $3.5 million in the first half of fiscal 2019 as compared to $1.2 million in the first half of fiscal 2018.  The increase is primarily due to $2.8 million of costs associated with the opening of the second distribution center.  The Company opened one new store in the twenty-six weeks ended September 28, 2019 as compared to opening two stores in the twenty-six weeks ended September 29, 2018.

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Consolidated net interest expense decreased 27.3% to $11.1 million in the first half of fiscal 2019 from $15.3 million in the first half of fiscal 2018, primarily due to the Term Loan Amendment, which decreased the applicable interest rate margins.

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The effective tax rate was 50.3%, as compared to 36.9% in the first half of fiscal 2018. The increase in the effective tax rate is primarily due to the benefit for the remeasurement of deferred tax balances recorded in the first quarter of fiscal 2018 as a result of a change in the Swedish tax rate.

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Net loss  was $0.5 million, or  ($0.01) per share, in the first half of fiscal 2019 compared to net loss of $3.5 million, or ($0.07) per share in the first half of fiscal 2018. Adjusted net loss was $0.2 million, or ($0.00) per share, in the first half of fiscal 2019 compared to adjusted net income of $0.7 million, or $0.02  per share in the first half of fiscal 2018 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

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Adjusted EBITDA (see Reconciliation of GAAP to Non-GAAP Financial Measures table) was $33.1 million in the first half of fiscal 2019 compared to $36.7 million in the first half of fiscal 2018. The decrease in Adjusted EBITDA was primarily due to incremental Custom Closets marketing expenses incurred in the first half of fiscal 2019.

Balance sheet and liquidity highlights:

(In thousands)	September 28, 2019	September 29, 2018
Cash	$9,029	$7,212
Total debt, net of deferred financing costs	$285,756	$290,469
Liquidity (1)	$91,526	$80,798
Free cash flow (2)	$(15,779)	$(2,533)

(1) Cash plus availability on revolving credit facilities.

(2) Represents fiscal twenty-six week periods only. See Reconciliation of GAAP to Non-GAAP Financial Measures table.

Outlook

The Company is updating its outlook for fiscal 2019 as follows:

Fiscal 2019 Outlook
Net sales	At to slightly above previously provided range of $915 million to $925 million
New store openings and store relocations	2 openings, including 1 relocation (2)
Comparable store sales	At to slightly above previously provided range of up 2.0% to up 3.0%
Net income per common share (1)	Towards the low end of previously provided range of $0.41 to $0.51
Adjusted net income per common share (1) (3)	Towards the low end of previously provided range of $0.41 to $0.51
Assumed tax rate	31%
Estimated share count	49 million

(1) Includes approximately $4 million, or $0.06 per common share of net costs associated with the opening of a second distribution center in Aberdeen, MD.

(2) The Company opened a new store in Memphis, TN during the second quarter of fiscal 2019. Additionally, during the second half of fiscal 2019, the Company plans to relocate an existing store in Dallas, TX.

(3) See Reconciliation of GAAP to Non-GAAP Financial Measures table.

Conference Call Information

A conference call to discuss second quarter fiscal 2019 financial results is scheduled for today, October 29, 2019, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407‑3982 (international callers please dial (201) 493‑6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.containerstore.com.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512‑2921 (international callers please dial (412) 317‑6671). The pin number to access the telephone replay is 13695097. The replay will be available until November 29, 2019.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about our future opportunities; expectations regarding our goals, strategies, priorities and initiatives; expectations regarding new store openings and relocations; plans to drive more brand awareness and attain market share gains; statements regarding our addressable market for Custom Closets; statements regarding our second distribution center and the timing of its completion; and our anticipated financial performance and tax rate for fiscal 2019.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our optimization plan may not result in improved sales and profitability; our inability to open or relocate new stores, or remodel existing stores, in the timeframe and at the locations we anticipate; overall decline in the health of the economy, consumer spending, and the housing market; our inability to manage costs and risks relating to new store openings; our inability to source and market new products to meet consumer preferences; our failure to achieve or maintain profitability; risks relating to the opening of a  second distribution center; effects of a security breach or cyber-attack of our website or information technology systems, including relating to our use of third-party web service providers; our vulnerability to natural disasters and other unexpected events; our reliance upon independent third party transportation providers; our inability to protect our brand; our failure to successfully anticipate consumer preferences and demand; our inability to manage our growth; inability to locate available retail store sites on terms acceptable to us; our inability to maintain sufficient levels of cash flow to meet growth expectations; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; fluctuations in currency exchange rates; our inability to effectively manage our online sales; competition from other stores and internet-based competition; our inability to obtain merchandise on a timely basis at competitive prices as a result of changes in vendor relationships; vendors may sell similar or identical products to our competitors; our reliance on key executive management, and the transition in our executive leadership; our inability to find, train and retain key personnel; labor relations difficulties; increases in health care costs and labor costs; our dependence on foreign imports for our merchandise; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws; our indebtedness may restrict our current and future operations, and we may not be able to refinance our debt on favorable terms, or at all; effects of tax reform; and uncertainty with respect to tax and trade policies, tariffs and government regulations affecting trade between the United States and other countries.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10‑K filed with the Securities and Exchange Commission, or SEC, on May 30, 2019, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About The Container Store

The Container Store Group, Inc. (NYSE: TCS) is the nation’s leading retailer of storage and organization products and solutions – a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 10,000 products designed to help customers accomplish projects, maximize their space and make the most of their home. The Container Store also offers a full suite of custom closets designed to accommodate all sizes, styles and budgets. Visit www.containerstore.com for more information about store locations, the product collection and services offered. Visit www.containerstore.com/blog for inspiration, tips and real solutions to everyday organization challenges, and www.whatwestandfor.com to learn more about the company’s unique culture.

The Container Store Group, Inc.

Consolidated statements of operations

(In thousands, except share and	Thirteen Weeks Ended		Twenty-Six Weeks Ended
per share amounts) (unaudited)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$236,432	$224,453	$445,952	$420,276
Cost of sales (excluding depreciation and amortization)	99,628	93,878	189,341	174,930
Gross profit	136,804	130,575	256,611	245,346
Selling, general, and administrative expenses (excluding depreciation and amortization)	113,978	105,656	222,309	212,261
Stock-based compensation	965	769	1,776	1,355
Pre-opening costs	2,331	881	3,506	1,227
Depreciation and amortization	8,742	9,128	18,448	18,465
Other expenses	403	24	376	217
(Gain) loss on disposal of assets	—	—	(4)	40
Income from operations	10,385	14,117	10,200	11,781
Interest expense, net	5,402	7,377	11,111	15,285
Loss on extinguishment of debt	—	2,082	—	2,082
Income (loss) before taxes	4,983	4,658	(911)	(5,586)
Provision (benefit) for income taxes	1,337	1,417	(458)	(2,063)
Net income (loss)	$3,646	$3,241	$(453)	$(3,523)

Net income (loss) per common share — basic and diluted	$0.08	$0.07	$(0.01)	$(0.07)

Weighted-average common shares — basic	48,291,643	48,138,907	48,261,395	48,138,907
Weighted-average common shares — diluted	48,417,474	48,519,166	48,261,395	48,138,907

The Container Store Group, Inc.

Consolidated balance sheets

	September 28,	March 30,	September 29,
(In thousands)	2019	2019	2018
Assets	(unaudited)		(unaudited)
Current assets:
Cash	$9,029	$7,364	$7,212
Accounts receivable, net	26,030	25,568	25,400
Inventory	133,200	108,650	110,801
Prepaid expenses	11,736	10,078	11,021
Income taxes receivable	2,603	1,003	3,394
Other current assets	10,518	11,705	10,562
Total current assets	193,116	164,368	168,390
Noncurrent assets:
Property and equipment, net	155,107	152,588	149,259
Noncurrent operating lease assets	362,609	—	—
Goodwill	202,815	202,815	202,815
Trade names	223,184	225,150	226,939
Deferred financing costs, net	206	241	276
Noncurrent deferred tax assets, net	1,803	1,912	1,979
Other assets	1,732	1,670	1,796
Total noncurrent assets	947,456	584,376	583,064
Total assets	$1,140,572	$748,744	$751,454

The Container Store Group, Inc.

Consolidated balance sheets (continued)

	September 28,	March 30,	September 29,
(In thousands, except share and per share amounts)	2019	2019	2018
Liabilities and shareholders’ equity	(unaudited)		(unaudited)
Current liabilities:
Accounts payable	$74,376	$58,734	$62,313
Accrued liabilities	65,522	67,163	64,199
Revolving lines of credit	10,813	5,511	1,128
Current portion of long-term debt	6,936	7,016	7,052
Current operating lease liabilities	61,663	—	—
Income taxes payable	254	2,851	1,851
Total current liabilities	219,564	141,275	136,543
Noncurrent liabilities:
Long-term debt	268,007	254,960	282,289
Noncurrent operating lease liabilities	333,603	—	—
Noncurrent deferred tax liabilities, net	49,516	51,702	50,630
Other long-term liabilities	10,534	36,114	41,020
Total noncurrent liabilities	661,660	342,776	373,939
Total liabilities	881,224	484,051	510,482
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value, 250,000,000 shares authorized; 48,306,412 shares issued at September 28, 2019; 48,142,319 shares issued at March 30, 2019; 48,138,907 shares issued at September 29, 2018	483	481	481
Additional paid-in capital	865,347	863,978	862,495
Accumulated other comprehensive loss	(32,395)	(26,132)	(23,167)
Retained deficit	(574,087)	(573,634)	(598,837)
Total shareholders’ equity	259,348	264,693	240,972
Total liabilities and shareholders’ equity	$1,140,572	$748,744	$751,454

The Container Store Group, Inc.

Consolidated statements of cash flows

	Twenty-Six Weeks Ended
	September 28,	September 29,
(In thousands) (unaudited)	2019	2018
Operating activities
Net loss	$(453)	$(3,523)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,448	18,465
Stock-based compensation	1,776	1,355
(Gain) loss on disposal of assets	(4)	40
Loss on extinguishment of debt	—	2,082
Deferred tax benefit	(1,810)	(2,927)
Non-cash interest	931	1,418
Other	199	—
Changes in operating assets and liabilities:
Accounts receivable	(1,858)	(373)
Inventory	(25,988)	(17,066)
Prepaid expenses and other assets	310	1,875
Accounts payable and accrued liabilities	17,424	13,304
Net change in lease assets and liabilities	122	—
Income taxes	(4,254)	(6,083)
Other noncurrent liabilities	912	(431)
Net cash provided by operating activities	5,755	8,136

Investing activities
Additions to property and equipment	(21,534)	(10,669)
Proceeds from sale of property and equipment	4	7
Net cash used in investing activities	(21,530)	(10,662)

Financing activities
Borrowings on revolving lines of credit	35,428	45,404
Payments on revolving lines of credit	(29,676)	(19,267)
Borrowings on long-term debt	29,000	272,500
Payments on long-term debt	(16,775)	(294,497)
Payment of debt issuance costs	—	(2,244)
Payment of taxes with shares withheld upon restricted stock vesting	(356)	(122)
Net cash provided by financing activities	17,621	1,774

Effect of exchange rate changes on cash	(181)	(435)

Net increase (decrease) in cash	1,665	(1,187)
Cash at beginning of fiscal period	7,364	8,399
Cash at end of fiscal period	$9,029	$7,212

Note Regarding Non-GAAP Information

This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income (loss), adjusted net income (loss) per common share - diluted, Adjusted EBITDA, and free cash flow. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. These non-GAAP measures should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures are key metrics used by management, the Company’s board of directors, and Leonard Green and Partners, L.P., its controlling stockholder, to assess its financial performance.

The Company presents adjusted net income (loss), adjusted net income (loss) per common share - diluted, and Adjusted EBITDA because it believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance and because the Company believes it is useful for investors to see the measures that management uses to evaluate the Company. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. In evaluating these non-GAAP measures, you should be aware that in the future the Company will incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of these non-GAAP measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using non-GAAP measures supplementally. These non-GAAP measures are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The Company defines adjusted net income (loss) as net income (loss) before restructuring charges, charges related to an Elfa manufacturing facility closure, charges related to the closure of Elfa France operations,  impairment charges related to intangible assets, loss on extinguishment of debt, certain (gains) losses on disposal of assets, certain management transition costs incurred and benefits realized, charges incurred as part of the implementation of our Optimization Plan, and the tax impact of these adjustments and other unusual or infrequent tax items. We define adjusted net income (loss) per common share - diluted as adjusted net income (loss) divided by the diluted weighted average common shares outstanding. We use adjusted net income (loss) and adjusted net income (loss) per common share -  diluted  to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. We present adjusted net income (loss) and adjusted net income (loss) per common share - diluted because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance and because we believe it is useful for investors to see the measures that management uses to evaluate the Company.

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is calculated in accordance with its credit facilities and is one of the components for performance evaluation under its executive compensation programs. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items, including certain non-cash and other items that the Company does not consider in its evaluation of ongoing operating performance from period to period as discussed further below. The Company uses Adjusted EBITDA in connection with covenant compliance and executive performance evaluations, and to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. The Company believes it is useful for investors to see the measures that management uses to evaluate the Company, its executives and its covenant compliance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry.

The Company presents free cash flow, which the Company defines as net cash provided by operating activities in a period minus payments for property and equipment made in that period, because it believes it is a useful indicator of the Company’s overall liquidity, as the amount of free cash flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. Accordingly, we believe that free cash flow provides useful information to investors in understanding and evaluating our liquidity in the same manner as management. Our definition of free cash flow is limited in that it does not solely represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by our management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow.

The Container Store Group, Inc. Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(unaudited)

The table below reconciles the non-GAAP financial measures of adjusted net income (loss) and adjusted net income (loss) per common share - diluted with the most directly comparable GAAP financial measures of GAAP net income (loss) and GAAP net income (loss) per common share - diluted.

	Thirteen		Twenty-Six		Fiscal Year		Fiscal Year
	Weeks Ended		Weeks Ended		2019 Outlook		Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018	Low	High	March 30, 2019
Numerator:
Net income (loss)	$3,646	$3,241	$(453)	$(3,523)	$20,000	$24,900	$21,680
Gain on disposal of real estate (a)	—	—	—	—	—	—	(374)
Loss on extinguishment of debt (b)	—	2,082	—	2,082	—	—	2,082
Elfa France closure (c)	403	—	403	—	403	403	—
Optimization Plan implementation charges (d)	—	—	—	4,864	—	—	4,864
Taxes (e)	(112)	(575)	(112)	(2,687)	(112)	(112)	(7,820)
Adjusted net income (loss)	$3,937	$4,748	$(162)	$736	$20,291	$25,191	$20,432

Denominator:
Weighted average common shares outstanding — diluted	48,417,474	48,519,166	48,261,395	48,138,907	49,000,000	49,000,000	48,400,407

Net income (loss) per common share — diluted	$0.08	$0.07	$(0.01)	$(0.07)	$0.41	$0.51	$0.45
Adjusted net income (loss) per common share — diluted	$0.08	$0.10	$(0.00)	$0.02	$0.41	$0.51	$0.42

(a)

Gain recorded as a result of the sale of a building in Lahti, Finland, recorded in fiscal 2018 in (gain) loss on disposal of assets, which we do not consider in our evaluation of our ongoing performance.

(b)	Loss recorded as a result of the Term Loan Amendment in fiscal 2018, which we do not consider in our evaluation of our ongoing performance.
(c)	Charges related to the closure of Elfa France operations in the second quarter of fiscal 2019, which we do not consider in our evaluation of ongoing performance.
(d)

Charges incurred to implement our four-part optimization plan to drive improved sales and profitability, launched during fiscal 2017 (the “Optimization Plan”), which include certain consulting costs recorded in SG&A in fiscal 2018, which we do not consider in our evaluation of ongoing performance.

(e)

Tax impact of adjustments to net income (loss), the tax impact related to the closure of Elfa France operations and the tax benefit recorded in the first quarter of fiscal 2018 as a result of a reduction in the Swedish tax rate, which are considered to be unusual or infrequent tax items, all of which we do not consider in our evaluation of ongoing performance.

The table below reconciles the non-GAAP financial measure Adjusted EBITDA with the most directly comparable GAAP financial measure of GAAP net income (loss).

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income (loss)	$3,646	$3,241	$(453)	$(3,523)
Depreciation and amortization	8,742	9,128	18,448	18,465
Interest expense, net	5,402	7,377	11,111	15,285
Income tax provision (benefit)	1,337	1,417	(458)	(2,063)
EBITDA	$19,127	$21,163	$28,648	$28,164
Pre-opening costs (a)	2,331	881	3,506	1,227
Non-cash lease expense (b)	(415)	(581)	(1,177)	(1,218)
Stock-based compensation (c)	965	769	1,776	1,355
Loss on extinguishment of debt (d)	—	2,082	—	2,082
Foreign exchange losses (gains) (e)	14	9	(61)	47
Optimization Plan implementation charges (f)	—	—	—	4,864
Elfa France closure (g)	403	—	403	—
Other adjustments (h)	1	24	(26)	217
Adjusted EBITDA	$22,426	$24,347	$33,069	$36,738

(a)

Non-capital expenditures associated with opening new stores, relocating stores and costs associated with the opening of the second distribution center,  including marketing expenses, travel and relocation costs, and training costs. We adjust for these costs to facilitate comparisons of our performance from period to period.

(b)

Reflects the extent to which our annual GAAP operating lease expense has been above or below our cash operating lease payments. The amount varies depending on the average age of our lease portfolio (weighted for size), as our GAAP operating lease expense on younger leases typically exceeds our cash operating lease payments, while our GAAP operating lease expense on older leases is typically less than our cash operating lease payments. In the second quarter of fiscal 2019, lease expenses associated with the opening of the second distribution center were excluded from Non-cash lease expense and included in Pre-opening costs.

(c)

Non-cash charges related to stock-based compensation programs, which vary from period to period depending on volume and vesting timing of awards. We adjust for these charges to facilitate comparisons from period to period.

(d)	Loss recorded as a result of the Term Loan Amendment in fiscal 2018, which we do not consider in our evaluation of our ongoing performance.
(e)	Realized foreign exchange transactional gains/losses our management does not consider in our evaluation of our ongoing operations.
(f)	Charges incurred to implement our Optimization Plan, which include certain consulting costs recorded in SG&A in fiscal 2018, which we do not consider in our evaluation of ongoing performance.
(g)	Charges related to the closure of Elfa France operations in the second quarter of fiscal 2019, which we do not consider in our evaluation of ongoing performance.
(h)	Other adjustments include amounts our management does not consider in our evaluation of our ongoing operations, including certain severance and other charges.

The table below reconciles the non-GAAP financial measure of free cash flow with the most directly comparable GAAP financial measure of net cash provided by operating activities.

	Twenty-Six Weeks Ended
	September 28,	September 29,
	2019	2018
Net cash provided by operating activities	$5,755	$8,136
Less: Additions to property and equipment	(21,534)	(10,669)
Free cash flow	$(15,779)	$(2,533)